            [John Hancock Variable Life Insurance Company Letterhead]
                                                                   Exhibit 10(a)

April 30, 2004

U.S. SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  John Hancock Variable Annuity Account I
     (File Nos. 33-82648 and 811-8696)

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 12 under the Securities Act of 1933 (Post-Effective Amendment No. 19 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account I as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as part of the Post-Effective Amendment to the Registrant's Registration Statement with the Commission.

                                        Very truly yours,


                                        /s/ ARNOLD R. BERGMAN
                                        ----------------------------------------
                                        Arnold R. Bergman
                                        Senior Counsel